Exhibit 16.1

July 2, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Paysign, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on July 2, 2020 and we agree with such statements concerning our firm.

/s/ Squar Milner LLP

Squar Milner LLP

Los Angeles, CA